Exhibit 99.1

VFINANCE, INC. REPORTS PROFIT AND RECORD REVENUES FOR
FIRST QUARTER 2007
Company earns profit, continues to improve liquidity and cash flow, and presents strong balance sheet, no debt and strong diversified income stream

BOCA RATON, FL, May 16, 2007 - vFinance, Inc. (OTCBB: VFIN) (“VFIN”), a global financial services company specializing in growth opportunities, today reported record revenues for the first quarter ended March 31, 2007.

Revenues for the first quarter 2007 rose to $12,019,200, compared to $9,007,600 for the first quarter of 2006, representing an increase of $3,011,600 or 33%. Net income for the first quarter 2007 was $37,800 or $0.00 per fully diluted share, compared to net income of $411,600 or $0.01 per fully diluted share for the first quarter of 2006. The first quarter 2007 net income results included depreciation of $111,400, amortization of intangibles of $207,000 and stock based compensation expense of $113,000 compared to depreciation of $85,300, amortization of intangibles of $36,700 and stock based compensation expense of $113,100 in the first quarter of 2006.

Adjusted EBITDA, defined as net income before interest, taxes, depreciation, amortization and stock based compensation was $472,900 for the quarter ended March 31, 2007 compared to $631,600 for the same period last year. (See table and footnote for Adjusted EBITDA at the end of this release).

VFIN’s liquid assets of $7,432,400 as of March 31, 2007, comprised of cash and cash equivalents of $5,248,400 and marketable securities of $2,184,200, were approximately $1,803,200 higher than VFIN’s liquid assets as of December 31, 2006. In addition, the Company’s cash flow from operating activities plus proceeds from sales of investments in securities held for sale totaled $1,128,800 in the first quarter of 2007, representing an improvement of $514,200 compared to the first quarter 2006. VFIN has no long term debt.

“vFinance’s performance during the first quarter of 2007 shows that we are implementing the right action plan to achieve our goals,” stated Leonard Sokolow, Chairman and CEO, vFinance, Inc. “We have steadily increased our top line by investing in infrastructure, acquisitions and our investment banking, retail and trading businesses. With over 40 offices in the U.S. and other parts of the world and more than 12,000 corporate, institutional and high net worth clients, and our making markets in more than 3,000 stocks, we are poised to seize further growth opportunities.”

“Strong revenues, a strong balance sheet and profitability give us the resources to further expand and invest,” said Alan Levin, CFO, vFinance, Inc. “Through expense reduction and increased productivity, we will improve cash generation and increase profitability, enabling us to continue to execute our growth strategy.”

About vFinance, Inc.

vFinance, Inc. is a global financial services company which specializes in high growth opportunities. The Company’s insight into this marketplace flows from three key activities: providing investment banking and advisory services to micro, small and mid-cap high growth companies; making markets in over 3,000 micro and small cap stocks; and offering information services on its website, a leading destination for emerging companies seeking capital and investors seeking opportunities. Due to its focus, the Company is uniquely positioned to offer alternative investments to institutional and high net worth investors seeking to outperform market indices. All investors are also offered a full range of investment options. With over 40 offices in the U.S. and other parts of the world, the Company serves more than 12,000 corporate, institutional and high-net worth clients. vFinance Investments, Inc. and EquityStation, Inc., both subsidiaries of vFinance, Inc., are broker-dealers registered with the SEC, and members of NASD and SIPC. For more information about vFinance, Inc., please visit its website at www.vfinance.com.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management’s plans, objectives and strategies, and management’s assessment of market factors and conditions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company’s filings with the Securities and Exchange Commission. vFinance, Inc. assumes no obligation to update any forward-looking information in this press release.

Consulting For Strategic Growth 1, Ltd. (“CFSG1”) provides vFinance, Inc. (“the Company”) with consulting, business advisory, investor relations, public relations and corporate development services. CFSG1 receives restricted stock as compensation from the Company. CFSG1 may also choose to purchase the company’s common stock and thereafter liquidate those securities at any time it deems appropriate to do so.

CONTACTS:

For vFinance:
Maxine Martell
EVP and Chief Marketing Officer
vFinance, Inc.
Tel: 561-981-1077
Fax: 561-404-4174
mmartell@vfinance.com
www.vfinance.com

Investor Relations:
Stanley Wunderlich
CEO
Consulting For Strategic Growth 1, Ltd.
Tel: 800-625-2236
Fax: 212-337-8089
info@cfsg1.com
www.cfsg1.com

Media Relations:
Daniel Stepanek
EVP, Media
Consulting For Strategic Growth 1, Ltd.
Tel: 212-896-1202
Fax: 212-697-0910
dstepanek@cfsg1.com

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED MARCH 31, 2007 AND 2006
FOLLOW.

ADJUSTED EBITDA TABLE AND FOOTNOTE ALSO FOLLOW.

vFinance, Inc. and Subsidiaries
Unaudited Condensed CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2007	2006 (Restated and Revised)
Revenues:
Commissions - agency	$5,629.2	$4,755.4
Trading profits	3,596.3	1,501.0
Success fees	1,598.2	1,636.2
Other brokerage related income	1,152.9	792.4
Consulting fees	18.5	151.4
Other	24.1	171.2
Total revenues	12,019.2	9,007.6
Compensation, commissions and benefits	9,662.6	6,784.8
Clearing and transaction costs	1,104.1	937.3
General and administrative costs	656.7	571.5
Occupancy and equipment costs	240.7	203.6
Depreciation and amortization	318.4	122.0
Total operating costs	11,982.5	8,619.2
Income from operations	36.7	388.4
Other income (expenses):
Interest income	14.6	27.3
Interest expense	(18.3)	(12.2)
Dividend income	3.4	4.1
Other income (expense), net	1.4	4.0
Total other income (expense)	1.1	23.2
Income before income taxes	37.8	411.6
Income tax benefit (provision)	-	-
Net income	$37.8	$411.6
Net income per share: basic	$0.00	$0.01
Weighted average number of shares outstanding: basic	54,579.9	40,126.1
Net income per share: diluted	$0.00	$0.01

See 10Q for notes to unaudited condensed consolidated financial statements.

The following table presents a reconciliation of EBITDA, as adjusted, to net income as reported.

VFINANCE, INC.
ADJUSTED EBITDA

	Three Months Ended
	March 31, 2007	March 31, 2006

Net Income	$37,800	$411,600

Interest (income) expense, net	3,700	(15,100)

Depreciation	111,400	85,300

Amortization of Intangibles	207,000	36,700

Earnings before interest, taxes, depreciation and amortization (EBITDA)	359,900	518,500

Stock based compensation	113,000	113,100

Adjusted EBITDA	$472,900	$631,600

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets and non-cash compensation expense, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to service debt, fund capital expenditures, repurchase shares, and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.